UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14.a-12

Plexus Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Plexus Corp.
Additional Soliciting Material for
2022 Annual Meeting of Shareholders
To Be Held February 16, 2022

On January 26, 2022, Plexus Corp. (the “Company”) announced the appointment of Steven J. Frisch to President and Chief Strategy Officer and Oliver K. Mihm to Executive Vice President and Chief Operating Officer, with each appointment effective immediately. With his promotion, Mr. Frisch assumes the responsibilities of driving the long-term growth of the enterprise, innovation across the Company’s global operations and the execution of the Company’s strategy. These responsibilities include oversight of the Company’s go-to-market, manufacturing technology, engineering solutions, quality, and information technology organizations. With his promotion, Mr. Mihm assumes the responsibilities of ensuring global operational alignment and execution, including oversight of the Company’s regional operations and the aftermarket services and supply chain organizations. Messrs. Frisch and Mihm will report to Todd Kelsey, who will continue as Chief Executive Officer with his responsibilities unchanged.

Mr. Frisch, age 55, joined Plexus in 1990 as a design engineer. Since 2016, Mr. Frisch has served as Executive Vice President and Chief Operating Officer. Prior to that appointment, Mr. Frisch served in various roles including Executive Vice President and Chief Customer Officer, Executive Vice President – Global Customer Services, and Regional President – EMEA, led the Company’s Global Engineering Solutions and held various leadership positions across the Company. Mr. Frisch holds a bachelor's degree in electrical engineering and technology from the Milwaukee School of Engineering, a master's degree in electrical engineering and computer science from Marquette University and a master's degree in business administration from the University of Wisconsin-Madison.

Mr. Mihm, age 50, joined Plexus in 2000 as a design engineer. Since 2020, Mr. Mihm has served as Executive Vice President – Global Supply Chain and Operational Solutions, previously serving as Executive Vice President Supply Chain since 2019. From 2015 to 2019, Mr. Mihm served as Regional President – EMEA. Prior to that, Mr. Mihm was Industrial Market Sector Vice President, led the Company’s Global Engineering Solutions business and held various leadership roles within the Company’s Engineering Solutions organization. Mr. Mihm holds a bachelor’s degree in electrical and electronics engineering from the Pennsylvania State University College of Engineering and a master’s degree in business administration with a specialization in international business from Marquette University.

The Compensation and Leadership Development Committee of the Board of Directors of the Company approved compensation arrangements for Messrs. Frisch and Mihm in their new positions. For information regarding Mr. Frisch’s current compensation, see the Company’s Definitive Proxy Statement for its 2022 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on December 17, 2021. Mr. Frisch’s salary will be $625,000 for 2022, his target payout under the Company’s annual cash incentive plan (the Variable Incentive Compensation Plan, or VICP) will be 85%, and he will receive grants of 10,960 RSUs and 10,150 PSUs under the Company’s equity incentive plan for the fiscal year. Mr. Mihm’s base salary will be $480,000 for fiscal 2022, his target payout under the VICP will be 75%, and he will receive grants of 6,580 RSUs and 6,090 PSUs under the Company’s equity incentive plan for the fiscal year.